0002

1,000,000

KANAB CORP.

This Certifies that 2050 CORP. *is the registered holder of* One Million *Shares*

transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, *the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed*

this 26 *day of* May *A. D.* 2019

President

Secretary